EXHIBIT 10.1
Employment Transition, Resignation, And Release Agreement
     This confidential resignation and release agreement (“Agreement”) is made and entered into the 1st day of August, 2005, by and between Chico’s FAS, Inc., a Florida corporation (the “Company”), and James P. Frain (“Frain”).
     This Agreement supercedes all previous agreements between Frain and the Company. In consideration of the promises set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, agree as follows:
1. Effective as of March 1, 2006, Frain voluntarily resigns from his position as Executive Vice President and Chief Marketing Officer of the Company, and the Company hereby accepts this resignation. Effective as of the end of the day on February 28, 2006, Frain has no further privileges, duties or obligations in such capacity. Until March 1, 2006, Frain shall continue to perform substantially the same duties that he has performed over the last six years.
2. From March 1, 2006, through and including August 31, 2006, Frain shall be available to work as a non-officer consulting employee and shall handle marketing projects as assigned to him by the Company’s Chief Executive Officer or the Company’s Chief Operating Officer. Frain shall not be required to work at the Company’s offices more than 10 days per month
3. From the date of this Agreement through February 28, 2006 and as long as Frain has not breached any of his obligations under this Agreement, the Company shall pay Frain (1) his annualized basic salary of $450,000; (2) any bonuses that may relate to fiscal year 2005 that would have otherwise been payable to Frain and (3), such other fringe benefits as provided to other Chief Officers including, without limitation, the vesting of stock options through February 28, 2006.
From March 1, 2006 through August 31, 2006 and as long as Frain has not breached any of his obligations under this Agreement, CRS shall pay Frain (1) a monthly basic salary of $40,000; and (2) such other fringe benefits as provided to other senior executives, including, without limitation, health benefits and the vesting in due course of any previously granted stock options. Frain will not be entitled to receive any car allowance, bonus, or super bonus. The Company retains the right, in its sole discretion, to award Frain a discretionary bonus based on Frain’s performance.
4. From the date of this Agreement up to and including February 28, 2006, Frain may terminate this Agreement with ninety days written notice to the Company. Thereafter, Frain may terminate the Agreement with thirty days written notice to the Company.
     If the Company terminates Frain’s employment without cause prior to August 31, 2006, the Company will pay Frain, in full and complete satisfaction of any and all claims Frain may have against the company related to this Agreement, the remaining total of any unpaid monies Frain would have received under this Agreement through August 31, 2006. In addition, Frain will be permitted to exercise any options that have vested as of the date of the termination consistent with the Company’s stock option plan. If the Company terminates Frain for cause or his employment terminates due to his death or disability, then the Company only owes Frain those amounts earned and owed through the date of termination and Frain will only be entitled to exercise options vested as of the date of termination. For the purposes of this Agreement, the phrase “for cause” means Frain’s (i) breach or default of any of the material terms of this Agreement and his failure to cure the breach or default within thirty (30) days after he received written notice thereof, (ii) conviction of either a felony involving moral turpitude or any crime in connection with his employment by the Company which causes the Company a substantial detriment, (iii) actions that clearly are contrary to the best interests of the Company, or (iv) directly or indirectly entering into, engaging in, being employed by, or consulting with J. Jill, Ann Taylor, Talbot’s, Coldwater Creek, The Limited Brands, Fourth & Towne, and Liz Claiborne (or any successor entities of any of such companies or divisions).
5. Frain shall continue to be bound in all respects by all applicable provisions of the Company’s Insider Trading Policy, Code of Ethics and Associate Nondisclosure Agreement that he previously signed. Such continuing obligation shall be in addition to Frain’s obligations arising under this Agreement and under applicable law.
6. Frain agrees that from the date of this Agreement and continuing for a period of six months after his last date of employment with the Company, Frain shall refrain from and will not, directly or indirectly, as an individual, partner, officer, director, stockholder, employee, advisor, independent contractor, joint venturer, consultant, agent, representative, salesman or otherwise solicit any of the employees of the Company to terminate their employment or solicit, attempt to entice away, or offer to employ any of the Company’s current employees. For the purposes of this restriction: the terms “solicit,” “attempt to entice away,” and “offer to employ” do not include searches for employees, through general recruitment efforts or otherwise, that are not focused on persons employed by the Company.
7. Frain shall be required to execute a copy of the release agreement substantially in the form attached as Appendix A (a “Release”) as a condition to this Agreement. Frain also agrees to execute a Release on February 28, 2006 as a condition of continuing as a consulting employee and for the compensation and benefits during that period.
8. This Agreement shall be binding upon and inure to the benefit of Frain and his heirs, administrators, representatives, executors, successors and assigns, and shall be binding upon and inure to the benefit of Releasees and each of them, and to their respective heirs, administrators, representatives, executors, successors and assigns. This Agreement shall be construed and interpreted in accordance with the laws of the state of Florida.
9. This Agreement shall constitute the full and complete agreement between the parties concerning its subject matter and fully supersedes any and all other prior agreements or understandings between the parties regarding the subject matter hereto. This Agreement shall not be modified or amended except by a written instrument signed by both Frain and an authorized representative of the Company.

10. The unenforceability or invalidity of any particular provision of this Agreement shall not affect its other provisions and to the extent necessary to give such other provisions effect, they shall be deemed severable.
11. Frain warrants, agrees that he has been encouraged to seek advice from anyone of his choosing regarding this Agreement, including his attorney, accountant or tax advisor prior to his signing it; that this Agreement represents written notice to do so; and that he has been given the opportunity and sufficient time to seek such advice; and that he fully understands the meaning and contents of this Agreement. FRAIN UNDERSTANDS THAT HE HAD THE RIGHT TO TAKE UP TO TWENTY-ONE (21) DAYS TO CONSIDER WHETHER OR NOT HE DESIRES TO ENTER INTO THIS AGREEMENT. Frain further represents and warrants that he was not coerced, threatened or otherwise forced to sign this Agreement and that his signature appearing hereinafter is voluntary and genuine, is given freely and is given with intent to be bound.
12. FRAIN UNDERSTANDS THAT HE MAY REVOKE THIS AGREEMENT BY NOTIFYING THE CHIEF FINANCIAL OFFICER OF THE COMPANY IN WRITING OF SUCH REVOCATION WITHIN SEVEN (7) DAYS OF HIS EXECUTION OF THIS AGREEMENT AND THAT THIS AGREEMENT IS NOT EFFECTIVE UNTIL THE EXPIRATION OF SUCH SEVEN (7) DAYS. FOR SUCH REVOCATION TO BE EFFECTIVE, WRITTEN NOTICE MUST BE ACTUALLY RECEIVED BY THE CHIEF FINANCIAL OFFICER OF THE COMPANY AT THE COMPANY’S OFFICES NO LATER THAN THE CLOSE OF BUSINESS ON THE 7TH DAY AFTER FRAIN EXECUTES THIS AGREEMENT. IF FRAIN EXERCISES HIS RIGHT TO REVOKE THIS AGREEMENT, ALL OF THE TERMS AND CONDITIONS OF THIS AGREEMENT SHALL BE OF NO FORCE AND EFFECT AND THE COMPANY SHALL NOT HAVE ANY OBLIGATION TO MAKE THE PAYMENTS OR PROVIDE THE BENEFITS TO FRAIN PROVIDED FOR IN THIS AGREEMENT. FRAIN UNDERSTANDS THAT UPON THE EXPIRATION OF SUCH SEVEN (7) DAY PERIOD WITHOUT SUCH A REVOCATION, THIS AGREEMENT WILL BE BINDING UPON HIS AND HIS HEIRS, ADMINISTRATORS, REPRESENTATIVES, EXECUTORS, SUCCESSORS AND ASSIGNS AND WILL BE IRREVOCABLE.

WITNESS:	CHICO’S FAS, INC.

/s/ A. Alexander Rhodes	By:	/s/ Scott A. Edmonds

Scott A. Edmonds
President and Chief Executive Officer

WITNESS:

/s/ A. Alexander Rhodes		/s/ James Frain

James Frain

APPENDIX A—GENEREAL RELEASE
     In consideration of the payments to be made and the benefits to be received by Frain pursuant to this Agreement, which Frain acknowledges are in addition to payment and benefits to which Frain would not be entitled to but for this Agreement, Frain, for himself, his dependents, successors, assigns, heirs, executors and administrators (and their respective legal representatives of every kind), hereby releases, dismisses, remises and forever discharges the Company, its predecessors, parents, subsidiaries, divisions, related or affiliated companies, officers, directors, stockholders, members, employees, successors, assigns, representatives, agents, counsel, the Company’s and its affiliates’ benefit plans, including the respective 401(k) plans, the respective benefit plans’ trustees, administrators, and all other fiduciaries, employees, and their agents (collectively, “Releasees”), of and from any and all arbitrations, claims (including claims for attorneys’ fees), demands, damages, suits, proceedings, actions and/or causes of action of any kind and every description, whether known or unknown, which Frain, and his heirs, executors, administrators, agents, distributees, beneficiaries, successors in interest and assignees, now have or in the future may have, by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this Agreement (“claims”), against the Releasees, including but not limited to the following (except that such Release shall not operate to release the Company from its express obligations under this Agreement):
     Any and all claims for salary, wages, compensation, monetary relief, employment benefits, including but not limited to, any claims for benefits under, or contribution to, an employee benefit plan, profit sharing or any retirement plan, capital stock, bonuses, merit and longevity increases, and all other benefits of all kind, earnings, backpay, front pay, liquidated, and other damages, interest, attorney’s fees and costs, compensatory damages, punitive damages, damage to character, damage to reputation, emotional distress, mental anguish, depression, injury, impairment in locating employment, financial loss, pain and suffering, injunctive and declaratory relief arising from his employment with the Company or its subsidiaries or his separation thereof; provided, however, notwithstanding anything to the contrary set forth herein, that this General Release shall not extend to (x) benefit claims under employee pension benefit plans in which Frain is a participant by virtue of his employment with the Company or its subsidiaries, and (y) any obligation expressly assumed or acknowledged under this Agreement by the Company.
     Any and all claims growing out of, resulting from, or connected in any way to Frain’s employment with the Company or its subsidiaries, and/or the separation thereof, including any and all claims for discrimination, including but not limited to claims of discrimination on the basis of race, national origin, color, religion, handicap or disability, age, sex, harassment of any kind, including sexual harassment, retaliation, whistleblowing, breach of contract, rescission, promises, claims under the Employee Retirement Income Security Act of 1974 “ERISA”) [29 U.S.C. Sections 1001B1461], as amended, including ERISA Section 510 and any claims to benefits under any and all bonus, severance or any other similar plan sponsored by the Company now and hereafter, torts of all kinds, claims or rights under state and federal whistleblower legislation, including Sections 448.101B448.105, Florida Statutes, as amended, the consolidated Omnibus Budget Reconciliation Act of 1985 [Pub. L. 99-509], as amended (“COBRA”), the Florida Health Insurance Coverage Continuation Act (“FHICCA”), the Family and Medical

Leave Act [29 U.S.C. Sections 2601-2654], as amended (“FMLA”), the Americans with Disabilities Act [42 U.S.C. Sections 12101-12213], as amended (“ADA”), the Age Discrimination in Employment Act, as amended (“ADEA”), the Polygraph Protection act, the Internal Revenue Service Code [Title 26, U.S.C.], as amended, the Older Workers Benefit Protection Act [29 U.S.C. Section 621-630], as amended (“OWBPA”), the Equal Pay Act [29 U.S.C. Section 206(d)], as amended (“EPA”), Title VII of the Civil Rights Act of 1964 [42 U.S.C. Section 2000e-2000e-17] as amended (“Title VII”), the Florida Civil Rights Act of 1992 [Sections 760.02-760.11, Fla. Stats.], as amended (“FCRA”), the Uniformed Services Employment and Reemployment Rights Act of 1994 [38 U.S.C. Sections 4301-4333] (“USERRA”), the National Labor Relations Act [29 U.S.C. Sections 151-169], as amended (“NLRA”), the Occupational safety and Health Act [29 U.S.C. Sections 201-219], as amended (“OSHA”), the Fair Labor Standards Act [29 U.S.C. Sections 201-219], as amended (“FLSA”), retaliation pursuant to Section 440.205 Florida Statutes, and any other claim of any kind; provided, however, notwithstanding anything to the contrary set forth herein, that this General Release shall not extend to (x) benefit claims under employee pension benefit plans in which Frain is a participant by virtue of his employment with the Company, and (y) any obligation expressly assumed under this Agreement by the Company.

WITNESS:	CHICO’S FAS, INC.

/s/ A. Alexander Rhodes	By:	/s/ Scott A. Edmonds

Scott A. Edmonds
President and Chief Executive Officer

WITNESS:

/s/ A. Alexander Rhodes		/s/ James Frain

James Frain